Innospec REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Strong contributions from all businesses with revenues up 12 percent and operating income up 16 percent

Continued strength in Fuel Specialties and further improvement in Performance Chemicals and Oilfield Services

Debt-free balance sheet with over $250 million in net cash; $6.4 million in share repurchases

GAAP EPS $1.25 and adjusted non-GAAP EPS $1.27

Englewood, CO – August 4, 2026 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter ended June 30, 2026.

Total revenues for the second quarter were $491.4 million, an increase of 12 percent from $439.7 million in the corresponding period last year. Net income attributable to Innospec for the quarter was $30.8 million or $1.25 per diluted share compared to $23.5 million or 94 cents per diluted share recorded in the second quarter last year. Adjusted EBITDA for the quarter was $50.1 million compared to $49.1 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the second quarter was $1.27 per diluted share, compared to $1.26 per diluted share a year ago.

Cash from operating activities was $7.2 million before capital expenditure of $16.5 million. The quarter closed with net cash of $250.2 million. In the second quarter, the Company paid its semi-annual dividend of 92 cents per common share and repurchased 87,089 of its common shares under the share repurchase program at a cost of $22.7 million and $6.4 million respectively.

Adjusted EBITDA and net income attributable to Innospec excluding special items and related per-share amounts together with net cash, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended June 30, 2026		Quarter ended June 30, 2025

(in millions, except share and per share data)	Net income attributable to Innospec	Diluted EPS	Net income attributable to Innospec	Diluted EPS

Reported GAAP amounts	$30.8	$1.25	$23.5	$0.94

Foreign currency exchange (gains)/losses	(0.9)	(0.04)	3.5	0.14
Amortization of acquired intangible assets	0.8	0.03	1.6	0.06
Legacy costs of closed operations	0.7	0.03	2.3	0.09
Adjustment to fair value of contingent consideration	0.1	-	0.8	0.03
	0.7	0.02	8.2	0.32

Adjusted non-GAAP amounts	$31.5	$1.27	$31.7	$1.26

Commenting on the second quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a strong quarter for Innospec with all businesses contributing to double digit operating income growth.

Performance Chemicals operating leverage drove a 15 percent operating income increase over last year. In North Carolina we continue to advance our plant repairs, process improvements and upgrades to meet customer requirements. In parallel, we continue to execute on a range of other topline and margin opportunities identified in the business. We expect these combined efforts to drive further improvement in the second half of 2026.

Fuel Specialties had another strong quarter delivering revenue and operating income growth with margins that remained within our target range. As expected, the business continued to deliver consistently as our team advances on a broad set of regional and end-market opportunities in traditional fuel, renewable fuel and non-fuel applications.

Oilfield Services operating income and margins improved sequentially and on the prior year, driven by our recent DRA plant expansion and growing opportunities to deliver this industry-leading technology to our customers. In addition, we remain focused on driving growth and margin improvement in our US and Middle East completions and production business. We are confident that these combined efforts will drive further sequential improvement in the second half of 2026.”

Revenues in Performance Chemicals of $190.3 million were up 9 percent from $173.8 million in the second quarter of last year. Volume reductions of 2 percent were offset by a positive price/mix of 8 percent and a positive currency impact of 3 percent. Gross margins of 17.3 percent decreased by 0.2 percentage points from the same quarter last year. Operating income of $16.4 million increased 15 percent from $14.3 million in the corresponding prior year period.

Revenues in Fuel Specialties of $185.7 million were up 12 percent from $165.1 million in the second quarter of last year. Volumes were up 7 percent with price/mix up 3 percent and a positive currency impact of 2 percent. Gross margins of 36.6 percent decreased by 1.5 percentage points over last year. Operating income of $36.3 million increased 3 percent from $35.4 million a year ago.

Revenues in Oilfield Services of $115.4 million for the quarter were up 14 percent from $100.8 million in the second quarter of last year. Gross margins of 32.3 percent increased by 2.7 percentage points from the same quarter last year. Operating income of $8.7 million increased 40 percent from $6.2 million in the prior year period.

Corporate costs for the quarter were $21.6 million compared with $20.9 million a year ago.

The effective tax rate for the quarter was 25.0 percent compared to 26.0 percent in the same period last year, reflecting the geographical location of taxable profits.

For the quarter, cash provided by operating activities was $7.2 million compared to $10.5 million a year ago. As of June 30, 2026, Innospec had $250.2 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“This was a strong quarter for Innospec driven by improved performance in all our businesses. We remain focused on further technology development, topline growth and margin improvement opportunities, and we are optimistic about the impact that these actions will have on future results.

Operating cash generation was positive in the quarter, and our net cash position closed at over $250 million. We expect increased operating cash flow in the second half as we improve working capital efficiency. We continue to have significant balance sheet flexibility for organic investment, M&A, dividend growth, and buybacks. This quarter we continued our record of returning value to shareholders with our semi-annual dividend of 92 cents per share and $6.4 million in share repurchases.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, net income attributable to Innospec excluding special items and related per share amounts together with net cash. Adjusted EBITDA is net income attributable to Innospec per our consolidated financial statements adjusted for the exclusion of interest income, net, income taxes, depreciation and amortization, foreign currency exchange (gains)/losses, legacy costs of closed operations and adjustment to fair value of contingent consideration. Net income attributable to Innospec and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of foreign currency exchange (gains)/losses, amortization of acquired intangible assets, legacy costs of closed operations and adjustment to fair value of contingent consideration. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below.

The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and net income attributable to Innospec excluding special items and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income attributable to Innospec) to allocate resources and evaluate the performance of the Company’s operations and has provided a reconciliation of adjusted EBITDA and net income attributable to Innospec excluding special items, and related per share amounts, to GAAP net income attributable to Innospec herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,450 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends,” “outlook” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2025, Innospec’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading "Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+1-303-792-5554

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)	Three Months Ended June 30		Six Months Ended June 30
	2026	2025	2026	2025

Net sales	$491.4	$439.7	$944.6	$880.5
Cost of goods sold	(353.1)	(316.5)	(682.8)	(632.2)
Gross profit	138.3	123.2	261.8	248.3

Operating expenses:
Selling, general and administrative	(84.3)	(74.6)	(162.8)	(143.9)
Research and development	(14.2)	(13.6)	(27.4)	(26.3)
Adjustment to fair value of contingent consideration	(0.1)	(0.8)	4.6	(1.5)
Profit on disposal of property, plant and equipment	-	0.1	-	0.2
Total operating expenses	(98.6)	(88.9)	(185.6)	(171.5)
Operating income	39.7	34.3	76.2	76.8
Other income/(expense), net	1.1	(4.7)	3.7	(4.4)
Interest income, net	0.8	2.7	1.6	5.1
Income before income taxes	41.6	32.3	81.5	77.5
Income taxes	(10.4)	(8.4)	(19.5)	(20.0)
Net income	31.2	23.9	62.0	57.5
Net income attributable to non-controlling interests	(0.4)	(0.4)	(0.8)	(1.2)
Net income attributable to Innospec	$30.8	$23.5	$61.2	$56.3

Earnings per share:
Basic	$1.25	$0.94	$2.48	$2.26
Diluted	$1.25	$0.94	$2.47	$2.24

Weighted average shares outstanding (in thousands):
Basic	24,644	24,937	24,710	24,954
Diluted	24,707	25,042	24,807	25,097

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2026	2025	2026	2025

Net sales:
Performance Chemicals	$190.3	$173.8	$359.7	$342.2
Fuel Specialties	185.7	165.1	367.3	335.4
Oilfield Services	115.4	100.8	217.6	202.9
	491.4	439.7	944.6	880.5

Gross profit:
Performance Chemicals	33.0	30.5	61.4	65.8
Fuel Specialties	68.0	62.9	132.3	123.7
Oilfield Services	37.3	29.8	68.1	58.8
	138.3	123.2	261.8	248.3

Operating income:
Performance Chemicals	16.4	14.3	27.1	34.1
Fuel Specialties	36.3	35.4	74.1	72.3
Oilfield Services	8.7	6.2	14.3	10.3
Corporate costs	(21.6)	(20.9)	(43.9)	(38.6)
	39.8	35.0	71.6	78.1
Adjustment to fair value of contingent consideration	(0.1)	(0.8)	4.6	(1.5)
Profit on disposal of property, plant and equipment	-	0.1	-	0.2
Total operating income	$39.7	$34.3	$76.2	$76.8

Schedule 2B

NON-GAAP MEASURES	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2026	2025	2026	2025

Net income attributable to Innospec	$30.8	$23.5	$61.2	$56.3
Interest income, net	(0.8)	(2.7)	(1.6)	(5.1)
Income taxes	10.4	8.4	19.5	20.0
Depreciation and amortization	9.9	11.4	19.8	22.3
Foreign currency exchange (gains)/losses	(1.2)	4.7	(3.7)	4.3
Legacy costs of closed operations	0.9	3.0	3.2	3.8
Adjustment to fair value of contingent consideration	0.1	0.8	(4.6)	1.5
Adjusted EBITDA	$50.1	$49.1	$93.8	$103.1

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 30, 2026	December 31, 2025
Assets

Current assets:
Cash and cash equivalents	$250.2	$292.5
Trade and other accounts receivable	408.6	342.3
Inventories	337.3	329.3
Prepaid expenses	13.3	20.1
Prepaid income taxes	5.7	13.1
Other current assets	9.6	7.3
Total current assets	1,024.7	1,004.6

Net property, plant and equipment	293.3	286.1
Operating lease right-of-use assets	47.9	52.7
Goodwill	398.2	399.0
Other intangible assets	65.3	67.7
Deferred tax assets	13.3	13.6
Other non-current assets	3.5	8.7
Total assets	$1,846.2	$1,832.4
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$169.4	$174.7
Accrued liabilities	170.0	152.3
Current portion of operating lease liabilities	14.3	15.9
Current portion of plant closure provisions	4.9	4.9
Current portion of acquisition-related contingent consideration	2.8	7.0
Accrued income taxes	6.7	5.3
Total current liabilities	368.1	360.1

Operating lease liabilities, net of current portion	33.6	36.8
Plant closure provisions, net of current portion	59.8	60.2
Deferred tax liabilities	16.0	19.1
Pension liabilities and post-employment benefits	12.7	13.2
Acquisition-related contingent consideration, net of current portion	1.3	1.3
Other non-current liabilities	3.7	8.8
Equity	1,351.0	1,332.9
Total liabilities and equity	$1,846.2	$1,832.4

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
(in millions)	2026	2025
Cash Flows from Operating Activities

Net income	$62.0	$57.5
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	19.9	22.0
Adjustment to fair value of contingent consideration	(4.6)	1.5
Deferred taxes	(2.7)	(0.6)
Profit on disposal of property, plant and equipment	-	(0.2)
Movements on defined benefit pension plans	0.1	2.6
Stock option compensation	3.8	4.1
Changes in working capital	(60.9)	(22.6)
Movements in plant closure provisions	1.1	1.4
Movements in income taxes	7.2	(22.9)
Movements in other assets and liabilities	(1.1)	(4.0)
Net cash provided by operating activities	24.8	38.8
Cash Flows from Investing Activities

Capital expenditures	(26.6)	(21.4)
Proceeds on disposal of property, plant and equipment	1.5	0.5
Internally developed software	(5.1)	(10.8)
Net cash used in investing activities	(30.2)	(31.7)
Cash Flows from Financing Activities

Dividend paid	(22.7)	(20.8)
Issue of treasury stock	0.1	0.4
Repurchase of common stock	(13.5)	(13.3)
Net cash used in financing activities	(36.1)	(33.7)

Effect of foreign currency exchange rate changes on cash	(0.8)	4.0
Net change in cash and cash equivalents	(42.3)	(22.6)
Cash and cash equivalents at beginning of period	292.5	289.2
Cash and cash equivalents at end of period	$250.2	$266.6